STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made and entered into this 20th day of March, 2007, by and among **Phinder Technologies, Inc.** ("Phinder" or "Seller"), a Florida corporation, **Axcess Internet Solutions, Inc.**, a Nevada corporation (the "Company"), and **JLC Affiliated Companies LLC**, a Nevada limited liability company ("Purchaser").

WHEREAS, Seller owns 1,000 shares of common stock, no par value of the Company, which shares represents 100% of all of the shares of capital stock of the Company presently outstanding; and

WHEREAS, the shares of common stock owned by Seller are hereinafter collectively referred to as the "Shares;" and

WHEREAS, the Company owns and operates a business specializing in the development and marketing of software solutions that assist small businesses with little or no internet savvy in creating an online presence; and an online business directory; and

WHEREAS, the Seller desires to sell the Shares of the Company to Purchaser on the terms and conditions set forth herein; and

WHEREAS, Purchaser desires to purchase the Shares of the Company from Seller on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

Section 1.1 Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) the Seller hereby agrees to sell, transfer, convey and deliver to Purchaser all of the Shares of common stock of the Company, which represents all of the outstanding capital stock of the Company, and shall deliver to Purchaser stock certificates representing the Shares, duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to Purchaser.

Section 1.2 Purchase Price. As consideration for the purchase of the Shares, Purchaser shall pay to Seller the following:

a. Upon closing, Purchaser shall pay $135 for each active record (as described in Exhibit "A" hereto) for a total consideration of $940,680 (the "Purchase Price") payable by wire transfer to the IOLTA Trust Account of Robert D. Axelrod, counsel for the Seller, at the time of Closing (as defined herein); and

b. Upon closing, and for as long as settlements are due on Verizon records, the Seller shall receive 60% and Purchaser shall receive 40% of any settlement payments from the Verizon records listed on Exhibit "B" (the "Verizon Records"), which will be paid by ILD or one of its affiliates through a billing entity to be determined by Purchaser.

Purchaser agrees to deposit or cause to be deposited 100% of the settlement payments from the Verizon Records (the "Verizon Revenue Payments") with Wells Fargo as escrow agent ("Escrow Agent"). The Escrow agent shall disburse the funds in accordance with this agreement.

ARTICLE II
CLOSING

Section 2.1 The Closing. The closing of the transactions contemplated by this Agreement shall take place on or before March 20th , 2007 (the "Closing Date"), at the offices of Axelrod, Smith and Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007, or at such other time and place as agreed upon among the parties hereto (the "Closing").

Section 2.2 Delivery and Execution. At the Closing, the Seller shall deliver to Purchaser certificates evidencing the Shares of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to Purchaser against delivery by Purchaser to the Seller of payment in an amount equal to the Purchase Price of the Shares being purchased by Purchaser in the manner set forth in Section 1.2.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER AND THE COMPANY

The Seller and the Company, jointly and severally, hereby represent and warrant to Purchaser as follows:

Section 3.1. Organization, Good Standing and Qualification. The Company (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Nevada, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a *material adverse effect to the Seller or the Company.*

At Closing, the authorized capital stock of the Company consists of 75,000 shares of common stock, no par value, of which 1,000 shares are validly issued and outstanding. There are no shares of preferred stock authorized or issued and there is no other class of capital stock authorized or issued by the Company. All of the issued and outstanding shares of common stock of the Company are owned by the Seller and are fully paid and non-assessable. None of the shares issued are in violation of any preemptive rights. The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding capital stock. There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no

agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company.

Section 3.2 Ownership of the Shares. The Seller owns, beneficially and of record, all of the Shares of the Company free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances. The Seller has the unrestricted right and power to transfer, convey and deliver full ownership of the Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority. Upon the transfer of the Shares to Purchaser as contemplated herein, Purchaser will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken or will be taken prior to the Closing. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors' rights and to general equitable principles.

Section 3.4 Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Seller in connection with the execution and delivery by Seller of this Agreement or the consummation and performance of the transactions contemplated hereby other than as required under the federal securities laws. For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, "Legal Requirement" means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 3.5 Disclosure. No representation or warranty of Seller contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.6 No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Seller does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Seller is a party.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

Purchaser hereby represents and warrants to the Seller and the Company as follows:

Section 4.1 Authorization. Purchaser is a limited liability company duly organized in the state of Nevada and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.2 No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Purchaser does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Purchaser is a party.

Section 4.3 Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby other than as required under the federal securities laws.

Section 4.4 Disclosure. No representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
CONDITIONS TO CLOSING OF SELLER
AND THE COMPANY

Each obligation of Seller and the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article V, except to the extent that such satisfaction is waived by Seller and the Company in writing.

Section 5.1 Payment of Purchase Price. Purchaser shall have tendered the Purchase Price for the Shares as referenced in Section 1.2 to the Seller concurrently with the Closing.

Section 5.2 Corporate Resolutions. Purchaser shall provide resolutions of the Managing Member of the Purchaser which approve the transactions contemplated herein and authorize the

execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 5.3 Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Purchaser.

ARTICLE VI
CONDITIONS TO CLOSING OF PURCHASER

Each obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VI, except to the extent that such satisfaction is waived by Purchaser in writing.

Section 6.1 Delivery of Shares. Seller shall have delivered certificates evidencing the Shares of the Company, duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to Purchaser.

Section 6.2 Corporate Resolutions. The Company shall provide to Purchaser a corporate resolution of the Board of Directors of the Company, which approves the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 6.3 Resignation. The Officers and Directors of the Company shall have provided to Purchaser their written resignations.

Section 6.4 Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of its assets.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnification from Seller and the Company. Seller and the Company, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, employees, shareholders, affiliates, assigns, agents and legal counsel (collectively, the "Purchaser Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorney's fees and costs of any suit related thereto) suffered or incurred by any of the Purchaser Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Seller or the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be

furnished by Seller or the Company hereunder; (b) any nonfulfillment of any agreement on the part of Seller or the Company under this Agreement; (c) from any liability or obligation due to any third party by the Company incurred at or prior to the Closing Date; or (d) any suit, action, proceeding, claim or investigation against Purchaser which arises from or which is based upon or pertaining to Seller's or the Company's conduct or the operation or liabilities of the business of the Company prior to the Closing Date.

Section 7.2 Indemnification from Purchaser. Purchaser agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Seller) and hold the Seller, the Company, its officers, directors, employees, shareholders, agents, affiliates, legal counsel, successors and assigns (collectively, the "Seller's Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorney's fees and costs of any suit related thereto) suffered or incurred by any of the Seller's Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Purchaser contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser hereunder; (b) any nonfulfillment of any agreement on the part of Purchaser under this Agreement; or (c) any suit, action, proceeding, claim or investigation against Seller which arises from or which is based upon or pertaining to the Purchaser's conduct or the operation of the business of the Company subsequent to the Closing Date.

Section 7.3 Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 7.4 Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume

and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys= fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 8.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a) if to the Seller:

Phinder Technologies, Inc.
181 University Avenue, Suite 210
Toronto, Ontario
Canada M5H 3M7

with a copy to:

Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

(b) if to Purchaser:

JLC Affiliated Companies LLC
25322 Rye Canyon Road
Suite 200
Santa Clarita, California 91355

with a copy to:

David J. Bartone, Esq.
25322 Rye Canyon Road
Suite 200
Santa Clarita, California 91355

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 8.4 Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 8.5 Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year.

Section 8.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 8.7 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws. The prevailing party in any litigation between Purchaser and Seller or the Company in connection with this Agreement shall be entitled to the costs and expenses associated with the litigation, including reasonable attorneys' fee.

Section 8.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Section 8.9 Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 8.10 Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 8.11 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.

Section 8.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 8.13 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 8.14 Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to become effective as of the date first set forth above.

JLC Affiliated Companies LLC

By: Jerry L. Coin

Date: March 20, 2007

PHINDER TECHNOLOGIES, INC.

By: John van Arem

Date: March 20, 2007

AXCESS INTERNET SOLUTIONS, INC.

By: John van Arem

Date: March 20, 2007

EXHIBIT "A"

Description of Assets

1. ILD Telecommunications, Inc. billing agreement, which has 6,968 active records.
2. Domain names including, www.theyellowpages.bz and www.typ.bz
3. Tech support from Mark Payne and Anthony Goldstein for 90 days from the date of execution of this agreement.
4. Our contacts within the telemarketing industry to get business going.
5. Training will be provided for your staff to better enable them to understand and handle customer service.
6. OneWorld Connections Inc. contract which provides customer service in the Philippines.
7. Database backend including all tables, fields and existing data for Axcess Internet Solutions.
8. All web files and/or php script files for interfacing with database to ensure functionality.

EXHIBIT "B"

DESCRIPTION OF VERIZON RECORDS.

10,047 Verizion records